UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2011

THE ACTIVE NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35187	33-0884962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10182 Telesis Court, Suite 100 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 964-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 30, 2011, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among The Active Network Inc., a Delaware corporation (the “Company”), Active Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), StarCite, Inc., a Delaware corporation (“StarCite”), and Internet Capital Group Operations, Inc., a Delaware corporation, in its capacity as the securityholders’ agent (the “Securityholders’ Agent”), Merger Sub merged with and into StarCite, with StarCite continuing as the surviving entity and a wholly-owned subsidiary of the Company (the “Merger”).

In connection with the Merger, the holders of all outstanding shares of StarCite preferred stock, StarCite common stock and warrants to purchase shares of StarCite preferred stock and common stock (collectively, the “StarCite Security Holders”) are entitled to receive (i) an aggregate of $40.0 million in cash (the “Cash Consideration”), less an aggregate of approximately $6.6 million for outstanding debt and transaction expenses of StarCite, and (ii) 1,350,000 shares of the Company’s common stock, par value $0.001, having an aggregate value of approximately $17.7 million based off the Company’s average closing share price on the New York Stock Exchange for the ten consecutive trading days ending three business days before the closing date (individually, the “Stock Consideration” and collectively with the Cash Consideration, the “Merger Consideration”). The Merger Consideration is also subject to adjustment based upon a final determination of StarCite’s working capital. The Merger Consideration includes 300,000 shares of common stock placed into an escrow fund to satisfy any indemnification claims made by the Company pursuant to the terms of the Merger Agreement for a limited period of time after the closing. The Company also paid $50,811 of the Merger Consideration in cash into an escrow fund to be allocated among the StarCite Security Holders pursuant to their liquidation preferences, and $300,000 of the Merger Consideration in cash into an escrow fund to be used by the Securityholders’ Agent for reimbursement of any costs and expenses incurred by the Securityholders’ Agent in connection with its duties and obligations set forth in the Merger Agreement. The Merger Consideration also includes $1,100,000 which the Company heldback to be used for the payment of certain StarCite management bonuses or to be otherwise distributed to StarCite Security Holders depending on the final determination of StarCite’s working capital.

As a result of the Merger, each outstanding stock option to acquire StarCite common stock has been canceled without consideration.

Pursuant to the terms of the Merger Agreement, the Company has agreed to file with the Securities and Exchange Commission a registration statement with respect to the resale by the holders thereof of the Stock Consideration following the closing. In the event that shares of the Company’s common stock do not close trading at or above $15.00 per share on the New York Stock Exchange for at least three consecutive days at any time during the sixty day period following effectiveness of the registration statement, the Company has agreed to issue an additional 150,000 shares of its common stock to the StarCite Security Holders.

The summary above does not purport to be complete and is qualified in its entirety by reference to the text of the Merger Agreement attached to this Form 8-K as Exhibit 2.1.

The Merger Agreement and the above description thereof have been included to provide investors and security holders with information regarding the terms of the agreement. They are not intended to provide any other factual information about the Company or its subsidiaries. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of the specific dates set forth therein; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or Merger Sub or any of their respective subsidiaries. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about the Company and its subsidiaries that the Company includes in reports, statements and other filings they make with the Securities and Exchange Commission.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 is incorporated into this Item 3.02 in its entirety.

The Stock Consideration was issued in reliance upon an exemption from registration under federal securities laws provided by Section 4(2) of the Securities Act of 1933, for the issuance and exchange of securities in transactions by an issuer not involving a public offering.

Item 8.01 Other Events.

On January 5, 2012 the Company issued a press release announcing the closing of the Merger. A copy of the press release is furnished as Exhibit 99.1.

The Company will host an Investor Relations conference call to discuss the StarCite acquisition at 11 am Eastern Time / 8 am Pacific Time on January 6, 2012. The conference call dial-in number is 866-578-5801 for domestic callers and 617-213-8058 for international callers. A replay of the call will be available starting at 1 pm Eastern Time / 10 am Pacific Time on January 6, 2012 through 11:59 pm Eastern Time / 8:59 pm Pacific Time on January 9, 2012. To listen to the replay, dial 888-286-8010 (or 617-801-6888 outside of the United States) and use the passcode 88877883. The replay will also be available via webcast within the investor relations section of the Company’s website at: http://investors.activenetwork.com/.

Forward-Looking Statements

The Company cautions you that statements included in this Report on Form 8-K that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause the Company’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. Such factors, as related to the merger, include, but are not limited to: the risk that the Company may not be able to achieve expected strategic benefits from the merger; the risk that the Company will not be able to successfully integrate the operations of StarCite with those of the Company; the risk that revenues following the transaction will be lower than expected; and the risk that business disruption (including, without limitation, difficulties in maintaining customer relationships) is greater than expected following the transaction. Additionally, risks and uncertainties related to the Company are more fully described in the Company’s press releases and periodic filings with the Securities and Exchange Commission. The Company’s public filings with the Securities and Exchange Commission are available at www.sec.gov. The Company assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated December 30, 2011, by and among The Active Network, Inc., Active Acquisition Corporation, StarCite, Inc. and Internet Capital Group Operations, Inc., as securityholders’ agent.*

99.1	Press release of The Active Network, Inc. issued on January 5, 2012.

*	Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Application has been made to the Securities and Exchange Commission (the “SEC”) seeking confidential treatment of such confidential portions under Rule 24b-2 under the Securities Exchange Act of 1934, as amended. This exhibit has been filed separately with the SEC without redactions in connection with registrant’s confidential treatment request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ACTIVE NETWORK, INC.

Date: January 5, 2012	/s/ Matthew Landa
Matthew Landa
President

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated December 30, 2012, by and among The Active Network, Inc., Active Acquisition Corporation, StarCite, Inc. and Internet Capital Group Operations, Inc., as securityholders’ agent.*

99.1	Press release of The Active Network, Inc. issued on January 5, 2012.

*	Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Application has been made to the Securities and Exchange Commission (the “SEC”) seeking confidential treatment of such confidential portions under Rule 24b-2 under the Securities Exchange Act of 1934, as amended. This exhibit has been filed separately with the SEC without redactions in connection with registrant’s confidential treatment request.